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                                  EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 17, 2002 included in the i2 Technologies, Inc. Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.

                                                        /s/ ARTHUR ANDERSEN, LLP

April 8, 2002
Dallas, Texas